Exhibit 99.3
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Financial Information	1

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007	2

Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended June 30, 2007	3

Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended 2006	4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.	5

F5 NETWORKS UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Unless specifically stated otherwise, the following information and all other information contained in this current report on form 8-K/A, gives effect to the two-for-one forward stock split by F5 Networks affected on August 10, 2007.
On September 12, 2007, F5 Networks, Inc. (“F5 Networks”) completed its previously announced acquisition of Acopia Networks, Inc. (“Acopia”), a privately held Delaware corporation that provides high-performance, intelligent file virtualization solutions. The acquisition was made pursuant to an Agreement and Plan of Merger, dated August 6, 2007, by and among F5 Networks, Checkmate Acquisition Corporation, a wholly-owned subsidiary of F5 Networks, Acopia, and the stockholders’ representative referred to therein (the “Merger Agreement”). Under the terms of the Merger Agreement, Checkmate Acquisition Corporation merged with and into Acopia with Acopia surviving the merger as a wholly-owned subsidiary of F5 Networks. The aggregate purchase price payable to the former Acopia stockholders and holders of vested in-the-money Acopia stock options was approximately $210.0 million in cash, less $2.5 million in transaction fees incurred by Acopia. $21.0 million of the aggregate merger consideration will be held in escrow to secure claims by F5 Networks for indemnification under the Merger Agreement. Prior to the closing of the Merger, there were no material relationships between or among F5 Networks or any of its affiliates, officers or directors on the one hand, and Acopia or any of its affiliates, officers or directors on the other. The acquisition was recorded under the purchase method of accounting in accordance with the provision of SFAS no. 141 “Business Combinations,” and SFAS No. 142, “Goodwill and other Intangible Assets.”
The following unaudited pro forma condensed combined balance sheet as of June 30, 2007 is based on the historical balance sheets of F5 Networks and Acopia and have been prepared to reflect the acquisition and related cash payments as if it had been consummated on June 30, 2007. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2007 combines F5 Networks and Acopia’s historical consolidated statement of operations as if it had been consummated on October 1, 2005. The unaudited pro forma condensed combined statement of operations for fiscal year 2006 combined F5 Networks consolidated statement of operations for the year ended September 30, 2006 with Acopia’s consolidated statement of operations for the year ended December 31, 2006 as if it had been consummated on October 1, 2005. The unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2007 and for fiscal 2006 both include Acopia’s consolidated statement of operations for the three month period ended December 31, 2006.
  The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of future consolidated results of operations or financial condition of F5 Networks. Preparation of the unaudited pro forma condensed combined financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments, such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets.
These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of F5 Networks and Acopia (included herein) and other financial information pertaining to F5 Networks included in its respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

F5 Networks, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)

	Historical
	F5 Networks	Acopia	Pro Forma		Pro Forma
	June 30, 2007	June 30, 2007	Adjustments		Combined

Assets
Current assets
Cash and cash equivalents	$48,040	$3,963			$52,003
Short-term investments	345,899	4,000	(210,013	)(a)	139,886
Accounts receivable, net	77,693	4,020			81,713
Inventories	9,278	3,505	(1,432	)(d)	11,351
Deferred tax assets	4,503		364	(e)	4,867
Other current assets	19,627	2,237	(1,952	)(h)	19,912

Total current assets	505,040	17,725	(213,033)		309,732

Restricted cash	3,946				3,946
Property and equipment, net	33,307	1,693	(627	)(d)	34,373
Long-term investments	238,818				238,818
Deferred tax assets	10,889		33,021	(e)	43,910
Goodwill	81,701		145,573	(c)	227,274
Other assets, net	13,109	1,145	16,516	(h), (b)	30,770

Total assets	$886,810	$20,563	$(18,550)		$888,823

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$23,225	$427	$—		$23,652
Accrued liabilities	30,008	2,436	6,586	(e)	39,030
Deferred revenue	73,425	9,522	(3,763	)(h)	79,184

Total current liabilities	126,658	12,385	2,823		141,866

Other long-term liabilities	8,488	236			8,724
Deferred revenue, long-term	9,824	4,597	(4,028	)(h)	10,393

Total long-term liabilities	18,312	4,833	(4,028)		19,117

Commitments and contingencies

Series A Redeemable Convertible Preferred Stock	—	10,960	(10,960	)(f)	—
Series B Redeemable Convertible Preferred Stock	—	30,000	(30,000	)(f)	—
Series C Redeemable Convertible Preferred Stock	—	24,990	(24,990	)(f)	—
Series DRedeemable Convertible Preferred Stock	—	20,050	(20,050	)(f)	—

Shareholders’ equity
Common stock and additional paid in capital shares issued and outstanding	583,349	2,872	(2,872	)(f)	583,349
Accumulated other comprehensive gain (loss)	(1,332)	5	(5	)(f)	(1,332)
Retained earnings (accumulated deficit)	159,823	(85,532)	71,532	(f),(g)	145,823

Total shareholders’ equity	741,840	(82,655)	68,655		727,840

Total liabilities and shareholders’ equity	$886,810	$20,563	$(18,550)		$888,823

F5 Networks, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(In thousands)

	Historical
	F5 Networks	Acopia
	9 months ended	9 months ended	Pro Forma		Pro Forma
	June 30, 2007	June 30, 2007	Adjustments		Combined

Net revenues
Products	$285,939	$—	$—		$285,939
Services	94,121	—	—		94,121
Acopia bundled revenue	—	4,021	—		4,021

Total	380,060	4,021	—		384,081

Cost of net revenues
Products	60,411	—	—		60,411
Services	24,565	—	—		24,565
Acopia cost of revenue	—	1,875	2,382	(i),(m)	4,257

Total	84,976	1,875	2,382		89,233

Gross Profit	295,084	2,146	(2,382)		294,848

Operating expenses
Sales and marketing	127,390	10,882	1,453	(j),(m)	139,725
Research and development	49,101	8,389	2,823	(m)	60,313
General and administrative	38,060	1,896	397	(m)	40,353

Total	214,551	21,167	4,673		240,391

Income (loss) from operations	80,533	(19,021)	(7,055)		54,457
Other income (loss), net	20,836	565	(7,738	)(k)	13,663

Income (loss) before income taxes	101,369	(18,456)	(14,793)		68,120
Provision for income taxes	37,251	5	(9,692	)(l)	27,564

Net Income (loss)	$64,118	$(18,461)	$(5,101)		$40,556

Net income per share - basic	$0.77				$0.49

Weighted average shares - basic	82,834				82,834

Net income per share - diluted	$0.76				$0.48

Weighted average shares - diluted	84,832				84,832

F5 Networks, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(In thousands)

	Historical
	F5 Networks	Acopia
	12 months ended	12 months ended	Pro Forma		Pro Forma
	September 30, 2006	December 31, 2006	Adjustments		Combined

Net revenues
Products	$304,878	$—	$—		$304,878
Services	89,171	—	—		89,171
Acopia bundled revenue	—	2,947	—		2,947

Total	394,049	2,947	—		396,996

Cost of net revenues
Products	63,619	—	—		63,619
Services	24,534	—	—		24,534
Acopia bundled revenue	—	1,463	3,177	(i),(m)	4,640

Total	88,153	1,463	3,177		92,793

Gross Profit	305,896	1,484	(3,177)		304,203

Operating expenses
Sales and marketing	127,478	10,811	1,942	(j),(m)	140,231
Research and development	49,171	10,879	3,774	(m)	63,824
General and administrative	39,109	1,601	531	(m)	41,241

Total	215,758	23,291	6,247		245,296

Income (loss) from operations	90,138	(21,807)	(9,424)		58,907
Other income (loss), net	17,431	1,033	(8,663	)(k)	9,801

Income (loss) before income taxes	107,569	(20,774)	(18,087)		68,708
Provision for income taxes	41,564	—	(10,892	)(l)	30,672

Net Income (loss)	$66,005	$(20,774)	$(7,195)		$38,036

Net income per share - basic	$0.82				$0.47

Weighted average shares - basic	80,278				80,278

Net income per share - diluted	$0.80				$0.46

Weighted average shares - diluted	83,020				83,020

Notes to F5 Networks Unaudited Pro Forma Condensed Combined Financial Statements
1.   Basis of Presentation
     On September 12, 2007, F5 Networks completed its previously announced merger with Acopia whereby Acopia became a wholly-owned subsidiary of F5 Networks in a transaction accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.” Under this method of accounting, the total purchase price, including transaction cost of approximately $2.2 million, was approximately $210.0 million.
     Under the terms of the Merger Agreement, on the effective date of the merger, each Acopia stock option that was outstanding and unexercised was converted into an option to purchase F5 Networks common stock and F5 Networks assumed that stock option in accordance with the terms of the applicable Acopia stock option plan and terms of the stock option agreement relating to that Acopia stock option. Based on Acopia’s stock options outstanding at September 12, 2007, F5 Networks converted options to purchase approximately 6.4 million shares of Acopia common stock into options to purchase approximately 422,000 shares of F5 Networks common stock.
     The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of future consolidated results of operations or financial condition of F5 Networks. Preparation of the unaudited pro forma condensed combined financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments, such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets.
     The unaudited pro forma condensed combined balance sheets as of June 30, 2007 are based on the historical balance sheets of F5 Networks and Acopia and have been prepared to reflect the acquisition and related cash payments as if it had been consummated on June 30, 2007. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2007 combines F5 Networks and Acopia’s historical consolidated statement of operations as if it had been consummated on October 1, 2005. The unaudited pro forma condensed combined statement of operations for fiscal year 2006 combined F5 Networks consolidated statement of operations for the year ended September 30, 2006 with Acopia’s consolidated statement of operations for the year ended December 31, 2006 as if it had been consummated on October 1, 2005. The unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2007 and for fiscal 2006 both include Acopia’s consolidated statement of operations for the three month period ended December 31, 2006.
     The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.
2.   Purchase Price Allocation
     Under the purchase method of accounting the total purchase price has been allocated to Acopia’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair value at September 12, 2007. The change in tangible and intangible assets and liabilities assumed from June 30, 2007 to the purchase price date of September 12, 2007 was due primarily a change in working capital in the normal course of business. Management of F5 Networks has allocated the purchase price with the assistance of an independent valuation of the fair value of certain assets and liabilities of Acopia purchased in the business combination. Based upon the valuation the total purchase price was allocated as follows (in thousands):

Notes to F5 Networks Unaudited Pro Forma Condensed Combined
Financial Statements (Continued)

Assets acquired
Cash	$1,855
Fair value of assets	4,364
Deferred tax assets, net	26,799
Intangible assets	17,500
In-process research and development	14,000
Goodwill	152,296

Total assets acquired	$216,814

Liabilities assumed
Accrued liabilities	$(2,093)

Deferred revenue	(4,708)

Total liabilities assumed	(6,801)

Net assets acquired	$210,013

     The allocation of the purchase price and the estimated useful lives associated with certain assets is as follows (in thousands):

		Estimated
	Amount	Useful Life
Net tangible assets	$26,217	—
Identifiable intangible assets:
Developed technologies	15,000	5 years
Customer relationships	2,100	5 years
Trade name and covenant not to compete	400	5-3 years
Acquired in-process research and development	14,000	—
Goodwill	152,296	—

Total purchase price	$210,013

     Identifiable intangible assets.   Developed technologies relate to Acopia products across all of their product lines that have reached technological feasibility and include processes and trade secrets acquired or developed through design and development of their products. To determine the value of the developed technology, a combination of cost and mark approach were used. The cost approach required an estimation of the costs required to reproduce the acquired technology. The market approach measures the fair value of the technology through an analysis of recent comparable transactions. Customer relationships represent existing contracts that related primarily to underlying customer relationships. Trade name primarily relates to the Acopia and other product names. Covenant not to compete relates to an agreement with a certain former employee. The method of future amortization will be based on the pattern in which the economic benefits of the intangible assets are consumed.

     Goodwill.   Approximately $152.0 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In

Notes to F5 Networks Unaudited Pro Forma Condensed Combined
Financial Statements (Continued)
the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
     In-process research and development.  Approximately $14.0 million has been allocated to in-process research and development. As of the merger date, one project was in development that has not reached technological feasibility and therefore qualifies as in-process research and development. The amount allocated to in-process research and development will be charged to the statement of operations in the period the merger is consummated in accordance with FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method.” This amount is excluded from the pro forma condensed combined statements of income as it is not expected to have a continuing impact on operations.
3.   Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)	Adjustment to record the cash paid to Acopia shareholders of $207.8 million and cash paid of $2.2 million for transaction cost.

(b)	Adjustment to record the fair value of Acopia’s identifiable intangible assets of $17.5 million.

(c)	Adjustment to record goodwill of $145.6 million.

(d)	Adjustment to record the difference between the fair value and historical carrying value.

(e)	Adjustment to record deferred tax assets in connections with acquired net operating loss carryforwards, temporary differences and research and development tax credits and to record deferred tax liabilities related to amortizable intangible assets.

(f)	Adjustment to eliminate Acopia’s historical equity and redeemable convertible preferred stock.

(g)	Adjustment to record in-process research and development of $14.0 million.

(h)	Adjustment to reduce short-term and long-term deferred revenue of $3.8 million and $4.0 million, respectively, to the remaining legal obligation plus a normal operating margin. The adjustment also includes a reduction of $2.0 million and $984,000 to short-term and long-term deferred cost of revenue, respectively, related to the deferred revenue adjustment.

(i)	Adjustment to record amortization of developed technology of $2.3 million and $3.0 million for the nine months ended June 30, 2007 and for fiscal 2006, respectively.

(j)	Adjustment to record amortization of trade name, customer relationships and covenant not to compete of approximately $395,000 and $527,000 for the nine months ended June 30, 2007 and for fiscal 2006, respectively.

(k)	Adjustment represents interest income foregone due to the cash paid for the acquisition and related transactions cost.

(l)	Adjustment to record tax effect on pro forma adjustments.

(m)	Adjustment to record stock compensation expense related to Acopia stock options that were converted into options to purchase F5 Networks common stock of $4.4 million and $5.9 million for the nine months ended June 30, 2007 and for fiscal 2006, respectively.